Exhibit 99.1

HUDSON TECHNOLOGIES TO ACQUIRE AIRGAS-REFRIGERANTS, INC.

•	Acquisition will Provide Greater hfc Distribution, Significantly Enhance Customer Base; strengthen overall Sales & Distribution Capabilities

•	investor Conference Call today at 5 p.m.

PEARL RIVER, NY – AUGUST 9, 2017 – Hudson Technologies, Inc. (NASDAQ: HDSN) (“Hudson”) today announced that it has entered into a definitive agreement to acquire Airgas-Refrigerants, Inc. (“ARI”), a subsidiary of Airgas, Inc., a leading U.S. supplier of industrial gases, in a transaction valued on a gross basis at approximately $220 million, subject to closing and post-closing adjustments.

ARI is a leading refrigerant distributor and EPA certified reclaimer in the U.S. ARI distributes, reclaims and packages refrigerant gases for a variety of end uses.

Potential benefits of the acquisition include:

•	ARI’s HFC distribution business will favorably position Hudson as the industry shifts from Hydrochlorofluorocarbons (HCFCs) to Hydrofluorocarbons (HFCs).

•	Broader customer network will provide Hudson with access to refrigerant for reclamation while also strengthening distribution capabilities.

•	Adding incremental reclamation processing capacity to support the anticipated growth in reclamation volume from the ongoing phase out of HCFC (R-22) production and the future phase down of HFC production.

•	Enabling Hudson to sell its state-of-the-art Global Energy Services offerings to a broader base of customers.

•	Enhancing geographic footprint in the U.S.

•	Combining two highly complementary businesses.

As of March 31, 2017, trailing 12 month pro forma revenue of the combined business is approximately $250 million. The transaction is expected to be accretive to earnings beginning one year following the close of the transaction.

The acquisition will be financed with available cash balances plus borrowings under an enhanced asset based lending facility of $150 million from PNC Bank and a new term loan from funds advised by FS Investments and sub-advised by GSO Capital Partners LP of between $95 million and $110 million. No additional Hudson equity will be issued to finance this transaction.

Kevin J. Zugibe, Chairman and Chief Executive Officer of Hudson Technologies commented, “This will be a transformative acquisition for our company, enhancing our business by providing a complementary product portfolio, expanding our geographic footprint and customer base and significantly expanding our sales and distribution capabilities. ARI is a prominent refrigerant distributor in the United States and we believe the combination of our operations will provide meaningful scale to our business and further enhance Hudson’s leadership in the refrigerant and reclamation industry.

“The increased scale of the combined company will allow us to better serve our customers during the ongoing phase out of HCFC refrigerants and positions us better to serve an expanded customer base during the future phase down of HFC refrigerants. Additionally, this acquisition gives us access to a significantly larger customer base and a new audience for our Global Energy Services offerings, a growing focus of our business which provide optimization solutions, engineering assessments and energy management tools.”

Mr. Zugibe continued, “With the acquisition of ARI, we look forward to leveraging our strengthened capabilities, expertise and reach to meet the needs of an expanded customer base. We look forward to serving our existing and acquired customers with our expanded portfolio of products and services.”

The acquisition of ARI is subject to customary closing conditions, including the consummation of the contemplated debt financing, and the expiration or termination of the applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act, and is currently expected to close in 2017.

William Blair & Co. is acting as Hudson’s exclusive financial advisor for the transaction and the law firm of Wiggin and Dana LLP is serving as the Company’s legal counsel.

CONFERENCE CALL INFORMATION

The Company will host a conference call today, Wednesday, August 9, 2017 at 5:00 P.M. Eastern Time.

To access the live webcast and investor deck please use the following link: https://www.hudsontech.com/investor-relations/events-presentations/. To participate in the call by phone, dial (877) 407-9205 approximately five minutes prior to the scheduled start time. International callers please dial (201) 689-8054.

A replay of the teleconference will be available until September 9, 2017 and may be accessed by dialing (877) 481-4010. International callers may dial (919) 882-2331. Callers should use conference ID: 19253

About Hudson Technologies

Hudson Technologies, Inc. is a leading provider of innovative and sustainable solutions for optimizing performance and enhancing reliability of commercial and industrial chiller plants and refrigeration systems. Hudson's proprietary RefrigerantSide® Services increase operating efficiency, provide energy and cost savings, reduce greenhouse gas emissions and the plant’s carbon footprint while enhancing system life and reliability of operations at the same time. RefrigerantSide® Services can be performed at a customer's site as an integral part of an effective scheduled maintenance program or in response to emergencies. Hudson also offers SMARTenergy OPS®, which is a cloud-based Managed Software as a Service for continuous monitoring, Fault Detection and Diagnostics and real-time optimization of chilled water plants. In addition, the Company sells refrigerants and provides traditional reclamation services for commercial and industrial air conditioning and refrigeration uses. For further information on Hudson, please visit the Company's web site at www.hudsontech.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Statements contained herein which are not historical facts constitute forward-looking statements. These include statements regarding management’s intentions, plans, beliefs, expectations or forecasts for the future including, without limitation, Hudson’s expectations with respect to the benefits, costs and other anticipated financial impacts of the proposed ARI transaction; future financial and operating results of the company; the company’s plans, objectives, expectations and intentions with respect to future operations and services; approval of the proposed transaction by governmental regulatory authorities; the availability of financing; the satisfaction of the closing conditions to the proposed transaction; and the timing of the completion of the proposed transaction. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Such factors include, but are not limited to, changes in the laws and regulations affecting the industry, changes in the demand and price for refrigerants (including unfavorable market conditions adversely affecting the demand for, and the price of, refrigerants), the Company's ability to source refrigerants, regulatory and economic factors, seasonality, competition, litigation, the nature of supplier or customer arrangements that become available to the Company in the future, adverse weather conditions, possible technological obsolescence of existing products and services, possible reduction in the carrying value of long-lived assets, estimates of the useful life of its assets, potential environmental liability, customer concentration, the ability to obtain financing, any delays or interruptions in bringing products and services to market, the timely availability of any requisite permits and authorizations from governmental entities and third parties as well as factors relating to doing business outside the United States, including changes in the laws, regulations, policies, and political, financial and economic conditions, including inflation, interest and currency exchange rates, of countries in which the Company may seek to conduct business, the Company’s ability to successfully integrate any assets it acquires from third parties into its operations, and other risks detailed in the Company's 10-K for the year ended December 31, 2016 and other subsequent filings with the Securities and Exchange Commission. Examples of such risks and uncertainties specific to the proposed ARI transaction include, but are not limited to: the possibility that the proposed transaction is delayed or does not close, including due to the failure to receive required regulatory approvals or the failure of other closing conditions; the possibility that the expected benefits will not be realized, or will not be realized within the expected time period; and the ability to complete the contemplated debt financings. The words "believe", "expect", "anticipate", "may", "plan", "should" and similar expressions identify forward-looking statements.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made.

Investor Relations Contact: John Nesbett/Jennifer Belodeau Institutional Marketing Services (IMS) (203) 972-9200 jnesbett@institutionalms.com	Company Contact: Brian F. Coleman, President & COO Hudson Technologies, Inc. (845) 735-6000 bcoleman@hudsontech.com